CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement on Form N-14 of Lord Abbett Tax- Free Income Fund, Inc. of our reports on the financial statements of the Lord Abbett Tax Free Income Fund, Inc. dated November 6, 1995, Lord Abbett California Tax-Free Income Fund, Inc. dated October 6, 1995, and Lord Abbett
Securities Trust - California Tax-Free Income Trust dated December 8, 1995, which are contained in the respective 1995 Annual Reports and are incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and to the references to us under the headings of "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information of Lord Abbett California Tax-Free Income Fund, Inc. dated January 1, 1996 and Lord
Abbett Securities Trust - California Tax-Free Income Trust dated December 27, 1994, which are incorporated by reference in such Registration Statement.




DELOITTE & TOUCHE LLP

New York, New York
February 28, 1996